Exhibit 10.2

SECOND AMENDMENT TO CONTRACT OF SALE

This Second Amendment to Contract of Sale (“Second Amendment”) is entered into this 24th day of May, 2004 (the “Effective Date”) by and between 935 KOP Associates, LLC (“Purchaser”) and Brandywine Operating Partnership, L.P. (“Seller”).

BACKGROUND

A. Seller and Purchaser entered into a Contract of Sale dated March 16, 2004, as amended by certain letter agreements dated as of April 13, 2004 and April 22, 2004, respectively, and further amended by that certain First Amendment to Contract of Sale dated April 30, 2004 (collectively, the “Contract of Sale”) for the sale and purchase of 935 First Avenue, King of Prussia, Pennsylvania (the “Premises”).

B. Seller and Purchaser desire to amend the Contract of Sale as hereinafter set forth.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1. All capitalized terms used and not defined in this Second Amendment shall have the meanings ascribed to such terms in the Contract of Sale.

2. The Outside Closing Date shall be May 27, 2004; provided, however, that if the Seller and Purchaser have agreed upon the final form of the Condominium Documents on or before May 27, 2004, then the Outside Closing Date shall be automatically extended (i.e., without further action by Seller or Buyer) to June 9, 2004. Seller and Purchaser shall negotiate in good faith in accordance with the terms of Section 16 of the Contract of Sale.

3. Purchaser has delivered to Escrow Agent the sum of $750,000.00 (the “Extension Deposit”) to be held by Escrow Agent as a part of the Deposit, and to be disbursed by Escrow Agent in accordance with the terms and conditions of the Contract, except that if for any reason the Seller and Purchaser have not agreed upon the final form of the Condominium Documents on or before May 27, 2004, then (a) the Extension Deposit shall be promptly returned to the Purchaser (without the consent of Seller), and (b) the balance of the Deposit (i.e., $250,000.00) shall be disbursed in accordance with the terms of Section 16 of the Contract of Sale.

4. Except as modified hereby, all of the terms and provisions of the Contract of Sale shall remain in full force and effect.

5. This Second Amendment shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns.

6. This Second Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

[Signatures continued on next page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Contract of Sale the day and year first above written.

PURCHASER:
935 KOP ASSOCIATES, LLC,
a Pennsylvania limited liability company

By:	GSI COMMERCE, INC., Sole Member

By:/s/Jordan M. Copland
Name: Jordan M. Copland
Title: Executive Vice President

SELLER:

BRANDYWINE OPERATING PARTNERSHIP, L.P., A Delaware limited partnership

By:	BRANDYWINE REALTY TRUST,
a Maryland trust, its general partner

By:/s/Anthony A. Nichols, Jr.
Name: Anthony A. Nichols, Jr.
Title: Senior Vice President

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